UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2008 (April 2, 2008)

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (304) 760-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, the Board of Directors of International Coal Group, Inc. (the “Company’), pursuant to Section 11 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), increased the size of the Board of Directors from seven to eight members. Pursuant to Section 13 of the Company’s Bylaws, the Board of Directors filled the vacancy created by such expansion by appointing Samuel A. Mitchell as a Class I director to serve a one-year term expiring at the 2009 Annual Meeting or until his successor is elected and qualified. Mr. Mitchell’s appointment became effective April 2, 2008. Mr. Mitchell has been determined by the Board of Directors to be “independent” within the meaning of the New York Stock Exchange definition of that term. The Board of Directors has appointed Mr. Mitchell to the Audit Committee and Compensation Committee of the Board.

Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2004 to 2006, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder of Marshfield Associates, a Washington, D.C. based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as a Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973 he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Marshall started his career in 1968 with the Washington based investment counsel firm Davidge and Co. He has a B.A. from Harvard College and an M.B.A. from Harvard Business School.

There is no arrangement or understanding between Mr. Mitchell and any other person pursuant to which he was elected to the Board and Mr. Mitchell has not engaged in, and is not otherwise connected to, any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On April 3, 2008, the Company issued a press release announcing the election of Samuel A. Mitchell as a Class I director and his appointment to the Audit Committee and Compensation Committee of the Board of Directors. A copy of the Company’s press release is furnished and attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing information is being furnished under “Item 7.01 Regulation FD Disclosure.” Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of the information pursuant to Item 7.01 does not mean that such information is material or that disclosure of such information is required.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

	By:	/s/ Bennett K. Hatfield
	Name:	Bennett K. Hatfield
	Title:	Chief Executive Officer and President

Date: April 3, 2008

Exhibit Index

Exhibit Number	Document
99.1	Press release dated April 3, 2008

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